Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224133) of our report dated September 28, 2018, with respect to the consolidated financial statements of Community Savings Bancorp, Inc., which is included in this Annual Report on Form 10-K of Community Savings Bancorp, Inc. for the year ended June 30, 2018.

Parkersburg, West Virginia

September 28, 2018